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                                                                  EXHIBIT 10.6

                                ESCROW AGREEMENT

         The Agreement is made and entered into as of _______________________, 2000, by and among Key Trust Company, N.A. (the "Escrow Agent"), McDonald Investments, Inc. (the "Sales Agent"), and Ohio Legacy Corp (the "Company").

Recitals
--------

A. The Company proposes to offer for sale to investors through one or more registered broker-dealers up to 1,200,000 shares of common stock and attached warrants (the "Securities") at a price of $10.00 per share (the "Proceeds").

B. The Sales Agent intends to sell the Securities as the Company's agent on a best-efforts part-or-none basis for 900,000 shares and on a best-efforts basis for the remaining Securities in a public offering (the "Offering").

C. The Company and the Sales Agent desire to establish an escrow account in which funds received from subscribers will be deposited pending completion of the escrow period. Key Trust Company, N.A. agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

D. The term Selected Dealer as used herein shall include the Sales Agent and other selected dealers as part of the selling group. All Selected Dealers shall be bound by this Agreement. However, for purposes of communications and directives, the Escrow Agent need only accept those signed by McDonald Investments, Inc.

Agreement
---------

Now therefore, in consideration of the foregoing, it is hereby agreed as follows:

1) Establishment of Escrow Account. On or prior to the date of the commencement of the offering, the parties shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled OLCB Escrow Account. The Selected Dealer will instruct subscribers to make checks for subscriptions payable to the order of the Escrow Agent. Any checks received that are made payable to a party other than the Escrow Agent shall be returned to the Selected Dealer who submitted the check. Company and/or Sales Agent will be responsible for delivery of all deposits to Escrow Agent's principal office at 127 Public Square, 15th Floor, Cleveland, Ohio 44114.

2) Escrow Period. The Escrow Period shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

     a) The date upon which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $9,000,000 in deposited funds (the "Minimum"); or

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     b)   The expiration of 30 days from the date of commencement of the
          Offering (unless extended as permitted in the offering document for an additional 30 days by mutual written agreement between the Company and the Sales Agent with a copy of such extension to the Escrow Agent); or

     c) The date upon which a determination is made by the Company and the Sales Agent to terminate the offering prior to the sale of the Minimum.

     During the escrow period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

3) Deposits into the Escrow Account. The Selected Dealer agrees to direct subscribers to submit funds directly to the Escrow Agent in the form of wire transfer, check, draft, or money order for deposit in the Escrow Account. If the funds are instead delivered to the Selected Dealer, it shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account. For each subscriber, the Selected Dealer shall provide a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the subscriber's Taxpayer Identification Number, the number of securities purchased, and the amount paid therefor. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount".

4) Disbursements from the Escrow Account. In the event the Escrow Agent does not receive the Minimum deposits totaling $9,000,000 prior to the termination of the Escrow Period, the Escrow Agent shall refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, and the Escrow Agent shall notify the Company and the Selected Dealer of its distribution of the funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors. Further, refunds to subscribers shall include each subscriber's pro-rata share of any income earned while the subscriber's funds were on deposit in the Escrow Account. Escrow Agent will not be responsible for tax reporting of any kind.

     In the event the Escrow Agent does receive the Minimum prior to termination of the Escrow Period, in no event will the Escrow Amount be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

     The Minimum may be met by funds that are deposited from the effective date of the offering up to an including the date on which the contingency must be met, i.e., during the Escrow Period. However, the escrow cannot be broken and the offering may not proceed to closing until customer checks have been collected through the


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     normal banking channels in an aggregate amount sufficient to meet the
     Minimum. The Escrow Agent makes the determination as to when sufficient funds have been deposited and collected to break escrow. If the Minimum is met with checks tendered on the last day of the Escrow Period and, subsequently, such checks fail to clear the banking system, thereby reducing the funds received by the escrow Agent to an amount less than that necessary to meet the Minimum, the offering contingency has not been met. In this event, the Escrow Agent must promptly return all funds to subscribers.

     In this connection, it should also be noted that purchases made after the Escrow Period has terminated, but prior to the date escrow is broken pending clearance of subscribers' funds, may not be subsequently counted to meet the Minimum should checks tendered prior to the termination of the Escrow Period fail to clear the banking system. Further, under Securities and Exchange Commission Rules 15c2-4 and 10b-9, a broker-dealer may not substitute its own good check for the check of a customer that has insufficient funds nor otherwise purchase to satisfy the offering contingency unless the broker-dealer is purchasing for investment prior to the termination of the Escrow Period and the offering document discloses the maximum amount of such potential purchase.

     All disbursements from the Escrow Account will be directed in writing and signed by both the Company and Sales Agent stating that the Minimum threshold amount has been met.

5) Collection Procedure. The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

     Any check returned unpaid to the Escrow Agent shall be returned to the Selected dealer that submitted the check. In such cases, the Escrow Agent will promptly notify the Company of such return.

     If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

     Should any released Escrow funds be found to be uncollectable by Escrow Agent after funds have been released to the Company, the Company will immediately

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     deposit such amount via federal fund with Escrow Agent upon demand. Company shall be responsible in pursuing subscriber regarding the status of their deposit.

6) Investment of Escrow Amount. The Escrow Agent will invest the Escrow Amount in The Victory U.S. Government Select Obligation Money Market Fund issued by the Escrow Agent, as long as the maturity date of the account does not extend beyond the anticipated contingency occurrence date or, if the maturity date does extend beyond the anticipated contingency occurrence, the account can be closed without any dissipation of the offering proceeds invested.

7) Compensation of Escrow Agent. See Escrow Agent's schedule of fees attached as "Exhibit A".

8) Indemnification of the Escrow Agent. The Company and the Sales Agent agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties hereunder, by reason of any litigation arising from the agreement or involving the subject matter hereof of the funds deposited hereunder; provided, however, that such indemnity shall not extend to any of such losses, claims, damages, liabilities and expenses which are so imposed upon or incurred by the Escrow Agent by reason of its own negligence or willful misconduct.

     Notwithstanding any provision contained in this agreement to the contrary, the Escrow Agent, including its officers, directors, employees, and agents, shall:

     a) Have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, subscription agreements, confirmation of sales, or other documents or instruments submitted to it in connection with its duties under this agreement; and

     b) Be entitled to deem the signatories of any documents or instruments to it under this agreement as being those purported to be authorized to sign such documents or instruments on behalf of the parties thereto and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind.

9) Notices. All notices, requests, demands, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight delivery service, or mailed first-class mail, postage prepaid to the other parties addressed to the address set forth below or to any other address hereafter designated by the party to whom notice is given.

10) Governing Law. All questions concerning the validity, intention, or meaning of this agreement or relating to the rights and obligations of the parties with respect to



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     performance hereunder shall be construed and resolved under the laws of the
     State of Ohio.

11) Resignation. The Escrow Agent may resign by mailing written notice to all parties. In the event of any such resignation, the Escrow Agent shall refrain from taking any action with respect to the Escrow Funds until it receives written instructions from all parties to the Escrow Agreement designating a successor Escrow Agent.

12) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute but one and the same instrument, and any party hereto may execute this agreement by signing any such counterpart.


     OHIO LEGACY CORP
     305 West Liberty Street
     Wooster, OH  44691

     -----------------------------------------------------------
     By: L. Dwight Douce, President and Chief Executive Officer



     McDonald Investments Inc.
     800 Superior Avenue
     Cleveland, Ohio  44114




     -----------------------------------------------------------
     By: Charles R. Crowley, Managing Director




     Key Trust Company, N.A.
     127 Public Square
     Cleveland, Ohio  44114

     By: __________________________________________

     Name:_________________________________________

     Title_________________________________________

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                                    Exhibit A
                                    ---------

                         Escrow Agent's Schedule of Fees

                             Key Trust Company, N.A.




     One-Time annual administration fee.......................$1,800.00*



     *This fee is based on a total of 100 subscriber's check or wire deposits;

     Additional subscriber deposits (over 100) will be invoiced at the rate of $18.00 per deposit.


     Additional Fees
     ---------------


     Should it become necessary to return principal and interest to subscribers, a charge of $25.00 for each disbursement will be payable by the Company, prior to the mailing of the checks. (Wire transfers will not be available).

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